      As filed with the Securities and Exchange Commission on May 24, 1999
                                            Registration Statement No. 333-57469

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________


                            SS&C TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                          ___________________________

            Delaware                                            06-1169696
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                               80 Lamberton Road
                           Windsor, Connecticut 06095
                                 (860) 298-4500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ___________________________

                                WILLIAM C. STONE
               Chairman of the Board and Chief Executive Officer
                            SS&C TECHNOLOGIES, INC.
                               80 Lamberton Road
                           Windsor, Connecticut 06095
                                 (860) 298-4500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             JOHN A. BURGESS, ESQ.
                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109
                           Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000


Approximate date of commencement of proposed sale to public: Not Applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Explanatory Note:
-----------------

     Pursuant to a Registration Statement on Form S-3 (File No. 333-57469) (the "Registration Statement"), SS&C Technologies, Inc. (the "Company") registered an aggregate of 480,000 shares of Common Stock, $.01 par value per share, of the Company held by certain stockholders of the Company (the "Shares").

     The offering of the Shares terminated on May 19, 1999. An aggregate of 196,691 Shares were sold in the offering. Accordingly, this Post-Effective Amendment No. 1 to Registration Statement is being filed for the purpose of deregistering the remaining 283,309 Shares which were not sold in the offering.

                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on the 24th day of May, 1999.



                                    SS&C TECHNOLOGIES, INC.



                                    By:  /s/ William C. Stone
                                        ---------------------------------
                                        William C. Stone
                                        Chairman of the Board, President
                                        and Chief Executive Officer